SECOND AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 25, 2015 (“Amendment Date”), by and among BLUEGREEN CORPORATION, a Florida corporation (“Borrower”), each of the financial institutions from time to time party hereto (individually, each a “Lender”, and collectively, the “Lenders”) and PACIFIC WESTERN BANK, a California state-chartered bank, as successor-by-merger to CapitalSource Bank, as administrative, payment and collateral agent for itself, as a Lender and the other Lenders (in such capacities, “Agent”).

RECITALS

WHEREAS, Borrower, Lenders and Agent are parties to, among other Loan Documents, that certain Amended and Restated Loan and Security Agreement, dated as of July 10, 2013, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of December 6, 2013 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”); and

WHEREAS, Borrower, Lenders and Agent desire to amend the Loan Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I. Definitions

Capitalized terms used in this Amendment are defined in the Loan Agreement unless otherwise stated.

ARTICLE II.

Amendments to Loan Agreement

2.1 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Borrowing Base” in its entirety as follows:

““Borrowing Base” shall mean, as of any date of determination, with respect to each Eligible Receivable, the sum of (a) for Eligible A Receivables, eighty-five percent (85%) of the Receivable Balance for each such Pledged Receivable constituting an Eligible A Receivable and (b) for Eligible B Receivables, fifty-three percent (53%) of the Receivable Balance for each such Pledged Receivable constituting an Eligible B Receivable.”

2.2 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Calculated Rate” in its entirety as follows:

““Calculated Rate” shall mean, as of any date of determination, the applicable percentage referenced in the table below during the time period opposite each such percentage with respect to the portion of the outstanding unpaid principal balance of the Loan opposite each such percentage:

Applicable Time Period	Applicable Portion of the Outstanding Unpaid Principal Balance of the Loan	Calculated Rate
From June 25, 2015 through and including December 31, 2015	Equal to or less than the sum of $29,000,000 less the then outstanding principal balance of the Inventory Loan	4.50%
From June 25, 2015 through and including December 31, 2015	Greater than the sum of $29,000,000 less the then outstanding principal balance of the Inventory Loan	4.00%
From January 1, 2016 through and including September 20, 2016	Equal to or less than the sum of $19,000,000 less the then outstanding principal balance of the Inventory Loan	4.50%
From January 1, 2016 through and including September 20, 2016	Greater than the sum of $19,000,000 less the then outstanding principal balance of the Inventory Loan	4.00%
From September 21, 2016 and thereafter	Equal to or less than the sum of $10,000,000 less the then outstanding principal balance of the Inventory Loan	4.50%
From September 21, 2016 and thereafter	Greater than the sum of $10,000,000 less the then outstanding principal balance of the Inventory Loan	4.00%

Notwithstanding the foregoing, in the event Lenders agree to extend the Revolving Credit Period Expiration Date as set forth in the definition of “Revolving Credit Period Expiration Date” hereunder, the “Calculated Rate” shall be equal to four percent (4.0%) per annum for the entire outstanding principal balance of the Loan from September 20, 2018 and thereafter.”

2.3 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Consumer Documents” in its entirety as follows:

““Consumer Documents” shall mean the following documents used by Borrower in connection with the credit sale of Vacation Ownership Interests:

(i)Credit Application;

(ii)Evidence of FICO Score (to the extent required);

(iii)Timeshare Agreement (with Right of Rescission Notice);

(iv)Timeshare Deed;

(v)Timeshare Mortgage;

(vi)Receivable;

(vii)prior to the Final Rule Effective Date, a Disclosure Statement;

(viii)Owner Confirmation Interview (Acknowledgment of Representations);

(ix)Receipt for Timeshare Documents;

(x)Mortgage Service Disclosure Statement;

(xi)prior to the Final Rule Effective Date, a Settlement Statement (HUD-1);

(xii)prior to the Final Rule Effective Date, a Good Faith Estimate of Settlement Charges;

(xiii)Privacy Act Notice (if applicable);

(xiv)Certificate of Purchase of Owner Beneficiary Rights;

(xv)on and after the Final Rule Effective Date, a Closing Disclosure; and

(xvi) on and after the Final Rule Effective Date, a Loan Estimate (to the extent required by Applicable Law).

A sample form of each of the Consumer Documents used by Borrower prior to the Final Rule Effective Date from the jurisdictions representative of each Primary Resort and Secondary Resort are included in the compact discs entitled “Due Diligence Primary Resorts, CapitalSource 2011 Facility” and “Due Diligence Secondary Resorts, CapitalSource 2011 Facility” previously delivered to Agent or Agent’s counsel, as such sample forms may be supplemented and/or replaced from time to time in accordance with any amendments to Schedule 1.2 or as agreed in writing between Agent and Borrower.  A sample form of each of the Closing Disclosure and the Loan Estimate to be used by Borrower on and after the Final Rule Effective Date from the jurisdictions representative of each Primary Resort and Secondary Resort shall be delivered by Borrower to Agent no later than ten (10) days prior to the Final Rule Effective Date. Items (a)(iv), (v), (vii), (x) and (xii) are not applicable in connection with Aruba Receivables.”

2.4 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Custodial Agreement” in its entirety as follows:

““Custodial Agreement” shall mean that certain amended and restated tri-party custodial agreement by and among Borrower, Custodian and Agent dated as of June 25, 2015, as the same may be amended, supplemented or restated from time to time.”

2.5 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Custodian Deliverables” in its entirety as follows:

““Custodian Deliverables” shall mean with respect to each Pledged Receivable,

(i) an electronic schedule in a format described in the Custodial Agreement containing a list of the proposed Receivables to be pledged to Agent as Collateral for the Loan, and account information with respect thereto;

(ii) (i) an original Receivable for each such Pledged Receivable, executed by the Obligor and payable to Borrower and duly endorsed by stamp or allonge to Agent or (ii) a Lost Note Affidavit;

(iii) for each Eligible Receivable (other than Aruba Receivables), the original recorded Timeshare Mortgage or copy thereof granting a lien to Borrower in the Vacation Ownership Interest securing the related Receivable, or alternatively, a copy of the fully executed and properly acknowledged Timeshare Mortgage, certified by a title company or Borrower as being a copy of the instrument delivered to the recorder’s office for recordation (which shall be deemed a representation and warranty by Borrower that such Timeshare Mortgage has not been returned from recording and an agreement by Borrower to promptly deliver the original recorded document or a copy thereof to Custodian upon its receipt thereof);

(iv) for each Eligible Receivable (other than Aruba Receivables), a copy of the recorded Timeshare Deed of the Vacation Ownership Interest securing the related Receivable, or alternatively, a copy of the fully executed and properly acknowledged Timeshare Deed, certified by a title company or Borrower as being a copy of the instrument delivered to the recorder’s office for recordation (which shall be deemed a representation and warranty by Borrower that such Timeshare Deed has not been returned from recording and an agreement by Borrower to promptly deliver a copy of such recorded document to Custodian upon its receipt thereof);

(v) for all Receivables, a Collateral Assignment (which, in the case of Receivables other than Aruba Receivables, shall be deemed a representation and warranty by Borrower that such Collateral Assignment has not been returned from recording and an agreement by Borrower to promptly deliver the original recorded document or a copy thereof to Custodian upon its receipt thereof);

(vi) either (i) a final original or electronic copy of lender’s title insurance policy (which may consist of one master policy referencing one or more Timeshare Mortgages) showing no exceptions to coverage (other than Permitted Liens) or (ii) a binding unconditional commitment to issue a title insurance policy showing no exceptions to coverage (other than Permitted Liens) (which may be a master commitment referencing one or more Timeshare Mortgages, the original or copy master commitment to be held by the Custodian in the related master pool header file), in all cases referencing such Pledged Receivable and insuring Borrower and its successors and/or assigns; provided, that such related title insurance policy consistent with such commitment is issued within thirty (30) days after receipt of the recorded documents (other than Aruba Receivables);

(vii) executed originals or copies of the Obligor’s related Consumer Documents (for purposes of clarity, each Receivable must be an original, and not a copy, provided that the timing for delivery of such originals shall be as set forth in the Custodial Agreement);

(viii) originals or copies of all other applicable Timeshare Collateral Agreements and all other Timeshare Documents in respect of each Pledged Receivable; and
(ix) such other documents not otherwise described above as Agent, as specified in writing to Borrower, may require from time to time.

Where documents are not required to be originals, the copies of the same that are a part of any Custodian Deliverable may be in electronic or paper format.”

2.6 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating clause (xiv) of the definition of “Eligible A Receivables” in its entirety as follows:

“(xiv)the Timeshare Documents evidencing such Receivable, including the terms of the Receivable, have not been modified after the date of origination and execution, including any revisions to the payment provisions to cure any defaults or delinquencies, except (x) in the case of Permitted Modifications, (y)  up to two percent (2%) of the Financed Pool of Eligible Receivables consisting of Eligible A Receivables that may have undergone an amendment or other modification to the terms and conditions of such Receivables that is not a Permitted Modification so long as the Obligor on each such Receivable has made at least six (6) Scheduled Payments since the effective date of such amendment or other modification, or (z) unless otherwise agreed to by Agent in writing;”

2.7 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating clause (xxiii) of the definition of “Eligible A Receivables” in its entirety as follows:

“(xxiii) the Purchaser thereunder has made a down payment by cash, check or credit card and/or other cash payments of at least 10% of the actual purchase price (including closing costs) of the related Vacation Ownership Interest (which down payment may, (i) in the case of Upgrade Note Receivables or conversion in connection with an Introductory Loan be represented in whole or in part by the principal payments and down payment made on, as applicable, such related Original Note Receivable, related Introductory Loan or the related Vacation Ownership Interest, since its date of origination, or (ii) in the case of an Upgrade or a conversion in connection with an Introductory Product, be represented in whole or in part by the amount paid where the Purchaser has paid in full, whether at the point of sale or otherwise for the original Vacation Ownership Interest or Introductory Product, as applicable, and no part of such payment has been made or loaned to the Obligor by Borrower or an Affiliate thereof;”

2.8 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by adding the definition of “Final Rule Effective Date” in the correct alphabetical order as follows:

““Final Rule Effective Date” shall mean the effective date of certain regulations enacted by the Consumer Finance Protection Bureau  (namely the addition of 12 C.F.R. §§ 1026.37 and 38 and the amendments to 12 C.F.R. § 1026.19) to modify certain closing disclosure forms required to be delivered to consumers financing Vacation Ownership Interests.”

2.9 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Maturity Date” in its entirety as follows:

““Maturity Date” shall mean September 20, 2021; provided, the Maturity Date shall be extended to September 20, 2022, in the event Lenders agree to extend the Revolving Credit Period Expiration Date by a one (1) year period as set forth in the definition of “Revolving Credit Period Expiration Date” hereunder.”

2.10 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Permitted Modification” in its entirety as follows:

““Permitted Modifications” shall mean an amendment or other modification to the terms and conditions of a Pledged Receivable (a) of an Obligor as a result of the Servicemembers Civil Relief Act, (b) with respect to a one percent (1%) increase or decrease in the related Pledged Receivable’s interest rate related to an Obligor’s voluntary or involuntary election to commence or cease using an automatic payment option, as applicable, (c) in connection with an Upgrade Note Receivable, or (d) as a result of document corrections associated with the closing of the related Pledged Receivable made in the ordinary course of business to fix typographical errors.”

2.11 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of “Sampler Loan”, “Sampler Membership”, “Sampler Program Agreement”, “and “Upgraded Note Receivable” and all references thereto in their entirety.

2.12 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by adding the definitions of “Introductory Loan”, “Introductory Product”, “Minimum Yield Maintenance Fee”, “Original Note Receivable”, “Upgrade” and “Upgrade Note Receivable” in the correct alphabetical order as follows:

““Introductory Loan” shall mean a loan originated in connection with an Introductory Product.

“Introductory Product” shall mean certain introductory products with FICO® scores and finance terms that are intended to be held in Borrower’s portfolio.

“Minimum Yield Maintenance Fee” shall have the meaning assigned to it in Section 3.6 hereof.

“Original Note Receivable” shall mean a Note Receivable for which the related Purchaser has elected to effect and the Borrower has agreed to effect an Upgrade.

“Upgrade” shall mean the process in which (A) an obligor of an Original Note Receivable elects to (i)(a) reconvey the existing Vacation Ownership Interest for new Vacation Ownership Interest (such new Vacation Ownership Interest having a greater dollar value than the existing Vacation Ownership Interest) and (b) cancel the Original Note Receivable in exchange for an Upgrade Note Receivable secured by such new Vacation Ownership Interest or (ii)(a) acquires additional Vacation Ownership Interest and (b) cancels the Original Note Receivable in exchange for an Upgrade Note Receivable from the Club Originator secured by the existing Vacation Ownership Interest and the additional Vacation Ownership Interest or (B) an owner of existing Vacation Ownership Interest that is fully paid elects to (i) reconvey such Vacation Ownership Interest for a new Vacation Ownership Interest (such new Vacation Ownership Interest having a greater dollar value than the existing Vacation Ownership Interest) or (ii) acquires additional Vacation Ownership Interest.

“Upgrade Note Receivable” shall mean the new Note Receivable originated by the Borrower in connection with an Upgrade.”

2.13 Amendment to Section 1.1 of the Loan Agreement.  Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Revolving Credit Period Expiration Date” in its entirety as follows:

““Revolving Credit Period Expiration Date” shall mean the expiry date of the Revolving Credit Period, which shall be September 20, 2018; provided, however, Lenders may, in their sole and absolute discretion, agree to extend the expiry date of the Revolving Credit Period (and the Maturity Date) by a one (1) year period by delivering written notice thereof to Borrower on or before March 20, 2018, the parties hereby agreeing that no other documentation need be executed and no other action need be taken for the occurrence of such extension of the Revolving Credit Period Expiration Date (and the Maturity Date), though Borrower hereby agrees to execute such documentation and to take such actions in connection with such extension as shall be required by Lenders, in Lenders’ Permitted Discretion. Borrower shall not be responsible for and shall not be required to pay any costs related to Lenders’ extension of the Revolving Credit Period Expiration Date.”

2.14 Amendment to Section 2.2(a) of the Loan Agreement. Effective as of the date hereof, Section 2.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a)Borrower agrees to pay interest in respect of the outstanding principal amount of the Loan, monthly in arrears to Agent for the account of Lenders, from the date the proceeds thereof are made available to the Borrower until paid, at a rate per annum equal to the lesser of (i) (A) the LIBOR Rate plus (B) the Calculated Rate, and (ii) the Maximum Rate. If Lenders are prevented from charging or collecting interest at the sum of the LIBOR Rate plus the Calculated Rate, then the interest rate shall continue to be the Maximum Rate until such time as Lenders have charged and collected the full amount of interest that would be chargeable and collectable if interest at the sum of the LIBOR Rate plus the Calculated Rate had always been lawfully chargeable and collectible.”

2.15 Amendment to Section 2.6(b) of the Loan Agreement. Effective as of the date hereof, Section 2.6(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b)If the Loan is accelerated for any reason (other than pursuant to or in connection with a Change in Control) prior to the Revolving Credit Period Expiration Date, Borrower shall pay to Lender, in addition to all other amounts outstanding under the Loan Documents, as liquidated damages, not as a penalty, an amount equal to three percent (3%) multiplied by the then outstanding principal balance of the Loan. Notwithstanding anything contained in Section 2.6(a) to the contrary, if prior to the Revolving Credit Period Expiration Date a default exists that has not become an Event of Default pursuant to Section 8.1(c),  then, so long as Agent and Lenders have not waived such default in writing, Borrower shall have the right,  at any time prior to such default becoming an Event of Default pursuant to Section 8.1(c), to terminate the financing under this Agreement by repaying the Loan, in whole but not in part, plus paying to Agent and the Lenders liquidated damages (not as a penalty) in an amount equal to four percent (4%) multiplied by the then outstanding principal balance of the Loan.”

2.16 Amendment to Section 3.5 of the Loan Agreement. Effective as of the date hereof, Section 3.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“3.5Unused Line Fee

On the first Business Day of each calendar month following the Closing Date during (and immediately following the termination of, as provided herein) the Revolving Credit Period, Borrower agrees to pay to Agent, for the benefit of Lenders, with respect to the preceding calendar month (or the portion thereof, if the expiration of the Revolving Credit Period does not occur on the first day of a calendar month), a fee payable in an amount (calculated as of the last day of the preceding calendar month) equal to one-twelfth (1/12th) of three quarters of one percent (0.75%) multiplied by the positive difference between (A) the Facility Cap and (B) the greater of (x) the Average Daily Balance of the Loan during such prior calendar month and (y) $19,000,000. The Unused Line Fee shall be waived upon the termination of the Revolving Credit Period.”

2.17 Amendment to Section 3.6 of the Loan Agreement. Effective as of the date hereof, Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“3.6Minimum Yield Maintenance Fee

On the first Business Day of each calendar month following the Closing Date during (and immediately following the termination of, as provided herein) the Revolving Credit Period, Borrower agrees to pay to Agent, for the benefit of Lenders, with respect to the preceding calendar month (or the portion thereof, if the expiration of the Revolving Credit Period does not occur on the first day of a calendar month), a fee (the “Minimum Yield Maintenance Fee”) payable in an amount (calculated as of the last day of the preceding calendar month) equal to one-twelfth (1/12th) of the product of (a) a percentage equal to the Calculated Rate multiplied by (b) the positive difference, if any, between (i)(A) as it relates to any date of determination on or after June 25, 2015, $19,000,000; or (B) as it relates to any date of determination on or after September 21, 2018, in the event Lenders agree to extend the Revolving Credit Period Expiration Date by a one (1) year period as set forth in the definition of “Revolving Credit Period Expiration Date” hereunder, $10,000,000 and (ii) an amount equal to the sum of (x) the Average Daily Balance of the Loan during such prior calendar month plus (y) the outstanding principal balance of the Inventory Loan as of the last day of such prior calendar month. The Minimum Yield Maintenance Fee shall be waived (i) for the three calendar months following a Securitization Event involving the pay-down of the Loan in an aggregate principal amount of $5,000,000 or more, provided, such waiver shall only apply to one Securitization Event per calendar year and (ii) upon the termination of the Revolving Credit Period.”

2.18 Amendment to Section 6.25(a) of the Loan Agreement.  Effective as of the date hereof, Section 6.25(a) of the Loan Agreement is hereby amended to delete the “and” at the end of clause (viii), replace the “.” at the end of clause (ix) with “; and”, and insert a new clause (x) and a new clause (xi) immediately following clause (ix) as follows:

“(x)a minimum of twelve (12) Scheduled Payments shall have been made by the Obligors for at least ninety-five percent (95%) of all Eligible B Receivables included in the Financed Pool of Eligible Receivables; and

(xi)no more than four percent (4%) (as determined on the basis of the aggregate Receivable Balances of such Receivables) of the Financed Pool of Eligible Receivables consisting of Eligible B Receivables shall be owing by Obligors with a FICO Score that is less than five hundred (500).”

2.19 Amendment to Section 6.25(c) of the Loan Agreement. Effective as of the date hereof, Section 6.25(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c)Borrower shall at all times ensure that no more than thirty-five percent (35%) of unpaid principal balance of the Loan and the Inventory Loan, as measured in the aggregate, shall be composed of Advances secured by Eligible B Receivables.”

2.20 Amendment to Section 6.27 of the Loan Agreement. Effective as of the date hereof, Section 6.27 of the Loan Agreement is hereby amended by adding the following paragraph to the end thereof:

“Borrower covenants and agrees that a sample form of each of the Closing Disclosure and the Loan Estimate to be used by Borrower on and after the Final Rule Effective Date from the jurisdictions representative of each Primary Resort and Secondary Resort shall be delivered by Borrower to Agent no later than ten (10) days prior to the Final Rule Effective Date, which sample form of such Consumer Documents shall be subject to Agent’s approval in Agent’s Permitted Discretion in accordance with the terms and conditions set forth in this Agreement.”

2.21 Amendment to Section 6.28 of the Loan Agreement. Effective as of the date hereof, Section 6.28 is hereby added to the Loan Agreement, immediately following Section 6.27, as follows:

“6.28 Deposit Accounts.

Unless otherwise consented to by Agent in writing, the Borrower will establish and maintain a minimum of $5,000,000 in average deposits, measured on a quarterly basis, in Borrower’s demand deposit accounts with Pacific Western Bank and shall not enter into any agreement to move any such relationship to another financial institution during the term of the Loan without Agent’s prior written consent. Borrower will receive earnings credits and can use such earnings credits to offset expenses of the Loan.”

2.22 Amendment to Section 7.13 of the Loan Agreement. Effective as of the date hereof, Section 7.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.13Tangible Net Worth

Borrower shall not permit its Tangible Net Worth (as measured on the last day of each fiscal year end of Borrower) to be less than Two Hundred Eighty-Seven Million Four Hundred Twenty-Five Thousand and No/100 Dollars ($287,425,000) for any fiscal year ending during the term of the Loan.”

2.23 Amendment to Section 7.16 of the Loan Agreement. Effective as of the date hereof, Section 7.16 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.16Minimum Liquidity

As of the Amendment Date and at each fiscal quarter end, Borrower shall maintain Liquidity of not less than Thirty-Five Million and No/Dollars ($35,000,000) on its consolidated balance sheet.”

2.24 Amendment to Schedule 1.1 of the Loan Agreement. Effective as of the date hereof, Schedule 1.1 of the Loan Agreement is hereby amended and restated in the form of Schedule 1.1 attached to this amendment.

2.25 Amendment to Schedule 1.2 of the Loan Agreement. Effective as of the date hereof, Schedule 1.2 of the Loan Agreement is hereby amended and restated in the form of Schedule 1.2 attached to this amendment.

2.26 Amendment to Schedule 5.5 of the Loan Agreement. Effective as of the date hereof, Schedule 5.5 of the Loan Agreement is hereby amended and restated in the form of Schedule 5.5 attached to this amendment.

2.27 Amendment to Schedule 5.6 of the Loan Agreement. Effective as of the date hereof, Schedule 5.6 of the Loan Agreement is hereby amended and restated in the form of Schedule 5.6 attached to this amendment.

2.28 Amendment to Schedule 5.31 of the Loan Agreement. Effective as of the date hereof, Schedule 5.31 of the Loan Agreement is hereby amended and restated in the form of Schedule 5.31 attached to this amendment.

ARTICLE III.

Conditions Precedent

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent:

3.1 Agent shall have received each of the following, each in form and substance satisfactory to Agent, in its sole discretion, and, where applicable, each duly executed by each party thereto:
(a) This Amendment duly executed by Borrower;
(b) The First Amended and Restated Custodial Agreement, duly executed by each party thereto;
(c) The Second Amended and Restated Secured Promissory Note in the original principal amount of $4,800,000, duly executed by Borrower (the “Second A&R Note”);

(d) Each of the other documents required to be delivered in connection with the Second A&R Note, together with any endorsements to existing title insurance policies required by Agent, duly executed by each of the parties thereto;

(e) Agent shall have received payment of a diligence fee in the amount of $50,000, as reimbursement for Agent’s internal time and expense not otherwise reimbursable under the terms of the Loan Agreement, which diligence fee (i) is in addition to, and not in substitution of, all reimbursements Agent is entitled to under the terms of the Loan Agreement, including, without limitation, all internal audit fees, and (ii) shall be fully earned on the Amendment Date and is nonrefundable; and

(f) All other documents Agent may reasonably request prior to or as of the date of this Amendment with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

3.2 Representations and Warranties.  The representations and warranties contained herein, in the Loan Agreement and in the other Loan Documents, as each is amended hereby, and in the Inventory Loan Documentation, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

3.3 Defaults.  No Potential Default or Event of Default shall have occurred and be continuing, unless such Potential Default or Event of Default has been otherwise specifically waived in writing by Agent.  No Default or Event of Default (as such terms are defined in the Inventory Loan Promissory Note) shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Inventory Loan Lender.

3.4 Corporate Proceedings and other Matters.  All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent.

ARTICLE IV.

No Consent or Waiver

Nothing contained herein shall be construed as a consent or waiver by Agent or any Lender of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment or any other contract or instrument among Borrower, Agent or any Lender, and the failure of Agent or any Lender at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Agent or any Lender to thereafter demand strict compliance therewith.

ARTICLE V.

Ratifications, Representations and Warranties

5.1 Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower, Agent and Lenders agree that the Loan Agreement and the other Loan Documents, all as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors’ rights generally applicable in the event of bankruptcy, insolvency, reorganization, liquidation, or dissolution, and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.  Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the obligations under the Loan Agreement.

5.2 Representations and Warranties.  Borrower hereby represents and warrants to Agent and each Lender that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the articles (or certificate) of incorporation or bylaws of Borrower; (b) Borrower’s board of directors has authorized the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement and any other Loan Document, all as amended hereby, are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for such representations and warranties as are by their express terms limited to a specific date; (d) no Potential Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Potential Default or Event of Default has been specifically waived in writing by Agent; (e) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, all as amended hereby; and (f) except as disclosed to Agent, Borrower has not amended its articles (or certificate) of incorporation or bylaws or similar organizational documents since the date of the Loan Agreement.

ARTICLE VI.

Miscellaneous Provisions

6.1 Survival of Representations and Warranties.  All representations and warranties of the Borrower made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents to the same extent provided in any applicable Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.

6.2 Reference to Loan Agreement.  Each of the Loan Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, all as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement and the other Loan Documents, all as amended hereby.

6.3 Expenses of Agent.  As provided in Section 12.7 of the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent, any Lender or their respective Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of legal counsel, and all reasonable costs and expenses incurred by Agent or any Lender in connection with the enforcement or preservation of any rights under the Loan Agreement or any other Loan Documents, all as amended hereby, including, without, limitation, the reasonable costs and fees of legal counsel.  Notwithstanding anything to the contrary in this Amendment or otherwise, nothing in this Section 6.3 is intended to be inconsistent with, or interpreted in a manner inconsistent with, Section 12.7 of the Loan Agreement.

6.4 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.5 Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Lenders, Agent and Borrower and their respective permitted successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

6.6 Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  This Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 6.6, and each party to this Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Amendment.

6.7 Effect of Waiver.  No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.9 Applicable Law.  THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS SET FORTH IN THE LOAN AGREEMENT.

6.10 Final Agreement.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, AND THE INVENTORY LOAN DOCUMENTATION REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, AND THE INVENTORY LOAN DOCUMENTATION MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY borrower AND AGENT AND LENDERS.

6.11 Release by Borrower.    FOR AND IN CONSIDERATION OF AGENT AND LENDERS’ AGREEMENTS CONTAINED HEREIN, BORROWER (“RELEASOR”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES  AGENT  AND LENDERS WHO ARE PARTIES TO THE LOAN AGREEMENT AS OF THE DATE HEREOF (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL OR AT LAW OR IN EQUITY, IN WHOLE OR IN PART, ARISING ON OR BEFORE THE DATE OF THIS AMENDMENT THAT RELEASOR MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING  DIRECTLY OR INDIRECTLY FROM ANY OF THE LOAN DOCUMENTS, THE INVENTORY LOAN DOCUMENTATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE LOAN DOCUMENTS OR INVENTORY LOAN DOCUMENTATION AND/OR NEGOTIATION FOR AND EXECUTION OF THIS  AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN

EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.  RELEASOR  WAIVES THE BENEFITS OF ANY LAW, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.” RELEASOR UNDERSTANDS THE FACTS IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND INFORMATION NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED.  RELEASOR ACCEPTS THIS POSSIBILITY AND ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED AND FURTHER AGREES THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

BORROWER:

BLUEGREEN CORPORATION,

a  Florida corporation

By: /s/ Anthony M. Puleo

Name:  Anthony M. Puleo

Title:    Senior Vice President, CFO and Treasurer

AGENT AND LENDER:

PACIFIC WESTERN BANK,

a California state-chartered bank, as successor-by-merger to CapitalSource Bank

By:  /s/ Jason Schwartz

Name: Jason Schwartz

Title:  Senior Vice President, Portfolio Manager